SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________________________
FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

McMoRan Exploration Co.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	74-1424200 (I.R.S. Employer Identification No.)
1615 Poydras Street
New Orleans, LA (Address of Principal Executive Offices)	70112 (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.
Securities Act registration statement file number to which this form relates:	333-144496 (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

   % Mandatory Convertible Preferred Stock                                                                                    New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:	None
(Title of Class)

Item 1:  Description of Registrant’s Securities to be Registered

The description of the          % Mandatory Convertible Preferred Stock of McMoRan Exploration Co. (“MMR”) is set forth in the prospectus supplement dated October 25, 2007 to MMR’s registration statement on Form S-3 (Registration No. 333-144496), as filed with the Securities and Exchange Commission (“SEC”) on July 11, 2007, as amended October 3, 2007, pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, which description is incorporated herein by reference. Any form of prospectus supplement or prospectus or any amendment to the Registration Statement that includes such description and that is subsequently filed by the Company is hereinafter incorporated by reference herein.

Item 2:  Exhibits

1.	Amended and Restated Certificate of Incorporation. (Incorporated by reference to Exhibit 3.1 to the Company’s 1998 Annual Report on Form 10-K (the Company 1998 Form 10-K)).
2.
Amended and Restated By-Laws as amended effective January 30, 2006. (Incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K dated January 30, 2006 (filed February 3, 2006)).

3.
Certificate of Designations setting forth the specific rights, preferences, limitations, restrictions and other terms and conditions of the           % Mandatory Convertible Preferred Stock to be filed as an exhibit to Form 8-K on or about November 7, 2007.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

McMoRan Exploration Co.

By:  /s/ Kathleen L. Quirk
Name:  Kathleen L. Quirk
Title:  Senior Vice President & Treasurer

Date: November 1, 2007